Exhibit 32.1
CERTIFICATION

In connection with the Annual Report of PDC Energy, Inc. (the "Company") on Form 10-K for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James M. Trimble	February 20, 2014
James M. Trimble
Chief Executive Officer and President

/s/ Gysle R. Shellum	February 20, 2014
Gysle R. Shellum
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PDC Energy, Inc. and will be retained by PDC Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.